Exhibit 10.29
DEED OF TRUST NOTE

$2,500,000	, 2004
(Financed Amount)	, Maryland
     FOR VALUE RECEIVED, ADVANCED BIOSOLUTIONS, INC., a Maryland corporation (the “Borrower”), promises to pay to the order of the DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT, a principal department of the State of Maryland (the “Lender”), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the “Loan”), or so much as has been disbursed to the Borrower under the terms of a Loan Agreement of even date herewith between the Borrower and the Lender (the “Loan Agreement”), together with interest thereon at the rate or rates hereafter specified and all other sums that may be payable to the Lender by the Borrower pursuant to this Deed of Trust Note (the “Note”). All capitalized terms used in this Note, if not defined in this Note, have the meanings given in the Loan Agreement. The following terms shall apply to this Note.
     1. Interest.
          (a) Interest Rate. Prior to a Default, as defined in Section 8 below, the unpaid principal balance outstanding pursuant to this Note shall bear interest at the rate of 3% per annum.
          (b) Default Rate. Upon the occurrence of a Default, the unpaid principal balance outstanding pursuant to this Note shall bear interest at the rate of 12% per annum.
     2. Calculation of Interest. All interest payable under the terms of this Note shall be calculated on the basis of a 360-day year and the actual number of days elapsed.
     3. Repayment.
          (a) Deferral. Interest shall accrue on the principal balance of the Loan from the date the Loan proceeds are disbursed to the Borrower. Except for amounts of this Loan that are required to be repaid under the succeeding provisions of this Note, the Borrower’s payment of principal and accrued interest shall be deferred.
          (b) December 31, 2009. If as of December 31, 2009, the Borrower is required to repay:
               (i) The full amount of the Loan under Section 6.01 of the Loan Agreement, the Borrower shall repay the entire principal amount of the Loan, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.

MEDAFF BioSolutions Note
October 14, 2004
               (ii) Any part of the Loan as provided in Section 6.02 of the Loan Agreement, the Borrower shall make the required repayment of principal, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.
          (c) December 31, 2010. If as of December 31, 2010, the Borrower is required to repay:
               (i) The full amount of the Loan under Section 6.01 of the Loan Agreement, the Borrower shall repay the entire principal amount of the Loan, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.
               (ii) Any part of the Loan as provided in Section 6.02 of the Loan Agreement, the Borrower shall make the required repayment of principal, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.
          (d) December 31, 2011. If as of December 31, 2011, the Borrower is required to repay:
               (i) The full amount of the Loan under Section 6.01 of the Loan Agreement, the Borrower shall repay the entire principal amount of the Loan, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.
               (ii) Any part of the Loan as provided in Section 6.02 of the Loan Agreement, the Borrower shall make the required repayment of principal, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.
          (e) December 31, 2012. If as of December 31, 2012:
               (i) The Borrower is required to repay the full amount of the Loan under Section 6.01 of the Loan Agreement, the Borrower shall repay the entire principal amount of the Loan, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.

MEDAFF BioSolutions Note
October 14, 2004
               (ii) The Borrower is required to repay any part of the Loan as provided in Section 6.02 of the Loan Agreement, the Borrower shall make the required repayment of principal, together with accrued interest from the date of disbursement of the Loan proceeds through the date of repayment, within 90 days after the Borrower receives written demand for payment from the Lender.
               (iii) There remains any outstanding principal balance of the Loan, after determining whether any repayment is required under subsections (e)(i) or (ii) above, the Lender will forgive the outstanding principal balance of the Loan which is not subject to repayment as provided in Section 6.03 of the Agreement.
          (f) This Note may be subject to multiple maturity dates. The date on which any payment of principal under this Note is due under the terms above shall be a “Maturity Date”. On a Maturity Date, the Borrower shall pay the portion of the then remaining principal balance that is subject to repayment, related accrued and unpaid interest and any other amounts outstanding under the Financing Documents (as defined in the Agreement) that are related to the portion of principal which is due.
          (g) The Lender shall have no obligation to defer any amounts due under this Note or to forgive any amounts if the Borrower is in Default under the terms of this Note or Section 4.01 of the Agreement.
     4. Late Payment Charge. If any payment due hereunder is not received by the Lender within 15 calendar days after its due date, the Department may require the Borrower to pay a late payment charge equal to five percent of the amount then due.
     5. Application of Payments.
          (a) Scheduled Payments. All scheduled payments made pursuant to this Note shall be applied first to accrued interest, then to principal, and then to late payments, charges or other sums owed to the Lender, or in any other manner that the Lender, in its sole discretion, may determine.
          (b) Prepayments. The Lender may apply any prepayment, whether voluntary or involuntary, first to late charges and fees, then to accrued interest and default interest, and then to principal in the inverse order of scheduled maturities, or in any other manner that the Lender, in its sole discretion, may determine.
     6. Prepayment. The Borrower may prepay all or part of this Note at any time without premium or penalty.
     7. Place of Payment. All payments due under this Note, and all prepayments, shall be delivered to: Department of Business and Economic Development, P.O. Box 41429, Baltimore, MD 21203-6429, or to any other place that the Lender may designate in writing, and shall be made in immediately available funds in a manner acceptable to the Lender.

MEDAFF BioSolutions Note
October 14, 2004
     8. Default. The occurrence of any of the following events shall constitute a default (a “Default”) under the terms of this Note:
               (a) The failure of the Borrower to pay the Lender when due any amounts payable by the Borrower to the Lender under the terms of this Note; or
               (b) The occurrence of a default under the terms of the Loan Agreement or any of the other Financing Documents (as defined in the Loan Agreement), which default remains uncured beyond any applicable grace or cure period.
     9. Acceleration. Upon a Default, the Lender, in its sole discretion and without further notice or demand, may declare the entire unpaid principal balance of this Note plus accrued interest and all other sums due under this Note to be immediately due and payable and may exercise any rights and remedies available under any of the Financing Documents.
     10. Confession of Judgment. Upon a Default, the Borrower authorizes the clerk or any attorney of any court of record’ to appear for it and enter judgment by confession, without prior notice or opportunity for prior hearing for the principal balance then outstanding under this Note, together with interest, court costs, and the attorneys’ fees equal to the amount specified in Section 14 below. The Borrower waives and releases, to the extent permitted by law, all errors and all rights of exemption, appeal, stay of execution, inquisition, and extension upon any levy on real estate or personal property to which the Borrower may otherwise be entitled under any current or future law of the United States of America or of any state or possession of the United States of America. The authority to appear for and enter judgment against the Borrower may be exercised on one or more occasions, and shall not be extinguished by any judgment entered pursuant thereto. This authority may be exercised in the same or different jurisdictions, as often as the Lender determines to be necessary or desirable.
     11. Consent to Jurisdiction. The Borrower irrevocably submits to the jurisdiction of any state or federal court sitting in the State of Maryland over any proceeding arising out of, or relating to, this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the setting of venue of any proceeding brought in any such court and any claim that any proceeding brought in any such court was brought in an inconvenient forum.
     12. Service of Process. The Borrower hereby consents to process being served in any proceeding instituted in connection with this Note by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address listed in Section 5.01 of the Loan Agreement and (ii) serving a copy thereof upon CSC-Lawyers Incorporated Service Company, the agent designated by the Borrower as its agent for service of process. The Borrower irrevocably agrees that the service specified herein shall be deemed to be service of process upon the Borrower in any proceeding. Nothing in this Note shall affect the Lender’s right to serve process in any other manner permitted by law.

MEDAFF BioSolutions Note
October 14, 2004
     13. Notices. Any notice or other communication to the Borrower or the Lender shall be deemed properly given when delivered in accordance with Section 5.01 of the Loan Agreement.
     14. Expenses of Collection. If this Note is referred to an attorney for collection after a Default, the Borrower shall pay all costs of collection, including attorneys’ fees equal to 15% of the sum of the principal balance then outstanding and interest then due hereunder.
     15. Subsequent Holder. The Lender may pledge, transfer, or assign this Note and its rights under the Financing Documents. Any pledge, transfer, or assignment of rights shall also apply to any renewals, extensions or modifications. A transferee, pledgee, or assignee shall have the same rights as the Lender hereunder with respect to this Note.
     16. Waiver of Protest. The Borrower, and all parties to this Note, whether maker, endorser, or guarantor waives presentment, notice of dishonor and protest.
     17. Choice of Law; Modifications; Cumulative Rights; Extensions of Maturity.
          (a) The Borrower acknowledges that the Lender is a principal department of the State of Maryland, that final credit decisions with respect to the making of the Loan are made in Maryland and, that those credit decisions assume that the substantive laws of Maryland apply. Therefore, the Borrower agrees that this Note shall be governed by the laws of the State of Maryland.
          (b) No modification or amendment of this Note shall be effective unless in writing signed by the Lender and the Borrower, and any modification or amendment shall apply only with respect to the specific instance involved.
          (c) No waiver of any provision of this Note shall be effective unless in writing signed by the Lender. Any waiver shall apply only with respect to the specific instance involved.
          (d) By accepting partial payment of any amount due and payable under this Note, the Lender does not waive the right either to require prompt payment when due of all other amounts due and payable under this Note or to exercise any rights and remedies available to it in order to collect all other amounts due and payable under this Note.
          (e) Each right, power, and remedy of the Lender under this Note or under law shall be cumulative and concurrent, and the exercise of any one of them shall not preclude the simultaneous or later exercise by the Lender of any other.
          (f) No failure or delay by the Lender to insist upon the strict performance of any provision of this Note or to exercise any right, power, or remedy consequent upon a breach thereof shall constitute a waiver thereof, or preclude the Lender from exercising any such right, power, or remedy.

MEDAFF BioSolutions Note
October 14, 2004
     18. Illegality. If any provision of this Note is found to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if the invalid, illegal, or unenforceable provision had never been part of this Note, but only to the extent it is invalid, illegal, or unenforceable.
     19. Security. The repayment of the Loan evidenced by this Note is secured as set forth in the Loan Agreement.
     20. Conflicts. In the event of a conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.
     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned executes this Note under seal as Borrower as of the date written at the beginning of this Note.

ATTEST:	BORROWER:

ADVANCED BIOSOLUTIONS, INC.

/s/ Jose Ochoa	By:	/s/ Y. Fuad El-Hibri	(SEAL)

Name: Jose Ochoa	Name:	Y. Fuad El-Hibri
	Title:	President
STATE OF MARYLAND, CITY/COUNTY OF MONTGOMERY, TO WIT:
     I HEREBY CERTIFY that on this 15th day of October, 2004, before me, a Notary Public in the State of Maryland, personally appeared Y. Fuad El-Hibri, who acknowledged himself/herself to be the President of Advanced BioSolutions, Inc., known or satisfactorily proven to me to be the person whose name is subscribed to this document, and acknowledged that she/he executed it on behalf of Advanced BioSolutions, Inc., as its duly authorized President.
     AS WITNESS my hand and Notarial Seal.

/s/ Catherine C. Lynch

Notary Public
My Commission expires: October 30, 2004